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                                                                    EXHIBIT 10.2

                                  DRESSER, INC.

                            SPONSOR RIGHTS AGREEMENT

     This Sponsor Rights Agreement (this "Agreement") is made and entered into as of April 10, 2001 by and among Dresser, Inc., a Delaware corporation (the "Company"), DEG Acquisitions, LLC, a Delaware limited liability company (the "LLC"), First Reserve Fund VIII, L P ("Fund VIII"), First Reserve Fund IX, L.P. ("Fund IX" and, together with Fund VIII, "FRC"), Odyssey Investment Partners Fund, LP ("OIPF"), Odyssey Coinvestors, LLC ("OC") and DI Coinvestment, LLC (together with OC, "Co-Investors" and, together with OIPF, "Odyssey"). Each of Odyssey and FRC is referred to herein as a Sponsor, and together, as "Sponsors."

                                    RECITALS

     A. The LLC is a single purpose vehicle that was formed to purchase from the Company, and the Company has sold to the LLC, an aggregate of 9,700,000 shares of the Company's Class A Common Stock, par value $0.001 per share, and 300,000 shares of the Company's Class B Common Stock, par value $0.001 (collectively, the "Common Stock").

     B. FRC owns a seventy-five percent interest in the LLC, and Odyssey owns a twenty-five percent interest in the LLC.

     C. The LLC and the Company are parties to that certain Investor Rights Agreement (the "Investor Rights Agreement"), dated as of the date hereof, among the Company, the LLC, Dresser Industries, Inc., a Delaware corporation and wholly owned subsidiary of Halliburton Company (such wholly owned subsidiary being referred to herein as "Halliburton") (collectively, with any other stockholders of the Company signatory to the Investor Rights Agreement and identified as such, the "Employee Stockholders"). The Sponsors and any other person made a party to this Agreement under the terms hereof, and the Employee Stockholders, the LLC, Halliburton and any other party to the Investor Rights Agreement, are collectively referred to herein as the "Stockholders."

     D. The parties to this Agreement desire to set forth certain understandings with respect to their direct and indirect interests in the Company. In particular, the parties wish to clarify certain rights of the Sponsors with respect to the Company that, without this Agreement, the Sponsors would have only indirectly through their interests in the LLC. Nothing in this Agreement is intended to conflict with or supersede the provisions of the Investor Rights Agreement, unless specifically set forth herein.

     E. Wherever the terms "owned by," "held by," "owned of record," "held of record" or similar phrases are used in this Agreement to refer to a Sponsor's interest in the Company, such term will be deemed to include such Sponsor's ownership of shares of Common Stock, whether directly or indirectly through one or more intermediaries (in which case the Sponsor's ownership of the shares of Common Stock held by such intermediary shall be in proportion to such Sponsor's direct or indirect ownership interest in such intermediary). For example,

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Schedule A sets forth the number of shares of Common Stock owned by each Sponsor on the date hereof, based on their respective proportionate interests in the shares of Common Stock held of record by the LLC on the date hereof.

     F. Wherever a provision of this Agreement addresses the acquisition, transfer, exercise of rights or similar actions in respect of shares of Common Stock, that provision will be deemed to apply to any action taken directly or indirectly, including through the acquisition, transfer, exercise of rights or similar matters in respect of the interests of one or more intermediaries (including the LLC) holding shares of Common Stock.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   FIDUCIARY DUTY.

     1.1 Potential Conflicts. Each Stockholder and the Company acknowledges that:

         (a) The LLC, the Sponsors, and/or one or more of their respective subsidiaries (other than the Company and its Subsidiaries) or other affiliates or members (other than the Company, its subsidiaries and their respective officers and directors not nominated, directly or indirectly, by the LLC or the Sponsors) (each such person is referred to herein as an "Interested Party") may engage in material business transactions with the Company, subject to the provisions of Section 1.6 herein.

         (b) Directors, officers, and employees of an Interested Party may serve as directors or officers of the Company.

         (c) One or more Interested Parties may now or in the future engage in the same or similar lines of business or other business activities as those in which the Company may engage.

         (d) One or more Interested Parties may exercise a controlling influence over business, policy and strategic decisions of the Company.

     1.2. Scope of Business of the Company and its Controlled Affiliates. The Company hereby renounces any interest or expectancy in any business opportunity that does not consist exclusively of a portion or all of the Designated Business. For this purpose, the Designated Business consists of the businesses conducted by the Company and its controlled affiliates as described in that certain Offering Memorandum dated April 3, 2001 prepared and distributed by the Company.

     1.3 Corporate Opportunities. The Company and each Stockholder recognize that the Interested Parties and individuals who are directors, officers and employees of one or more Interested Parties and are designated by the Interested Parties to serve as directors and officers of the Company and its controlled affiliates ("Designees") (a) participate and will continue to participate, directly and through affiliates, in businesses that compete with, or are substantially the same as, the Designated Business, (b) may have interests in, participate with, and serve as

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directors, officers or employees of other persons engaged in businesses that compete with, or are substantially the same as, the Designated Business and (c) may develop business opportunities for the Interested Parties. The Company and each Stockholder (i) acknowledge and agree that neither the Interested Parties nor their Designees shall be restricted or prohibited by the relationship between the Interested Parties and the Designees, on the one hand, and the Company, on the other, or by service of a Designee as a director or officer of the Company from engaging in any businesses that compete with, or are substantially the same as, the Designated Business or in any other business, regardless of whether such business activity is in direct or indirect competition with the Designated Business of the Company, (ii) acknowledge and agree that, as long as their activities are conducted in accordance with the standards set forth in Section 1.4 hereof, neither any Interested Party nor any Designee shall have any obligation to offer the Company or any of its controlled affiliates any business opportunity, (iii) renounce any interest or expectancy in any business opportunity pursued by any Interested Party in accordance with the standards set forth in Section 1.4 hereof and (iv) waive any claim that any business opportunity pursued by an Interested Party or any Designee in accordance with the standards set forth in Section 1.4 hereof constitutes a corporate opportunity of the Company or any of its controlled affiliates that should have been presented to the Company.

     1.4 Standards for Separate Conduct of Business. The Interested Parties and their Designees shall be deemed to meet the standards set forth in this Section
1.4 if the business of the Interested Parties is conducted through the use of their own personnel and assets and not with the substantial involvement of any personnel (other than the Designees) or material amount of assets of the Company. Without limiting the foregoing, such standards will be met with respect to a business opportunity if (a) it is identified by or presented to personnel of an Interested Party or a Designee and developed and pursued substantially through the use of the personnel (including any Designee) and assets of one or more Interested Parties (and not based on confidential information disclosed by or on behalf of the Company in or during the course of a Designee's relationship with the Company), and (b) it did not come to the attention of such Designee solely in, and as a direct result of, is or her capacity as a director or officer of the Company; provided, however, that (i) if such opportunity is separately identified by an Interested Party or separately presented to an Interested Party other than such Designee, the Interested Parties shall be free to pursue such opportunity even if it also came to the Designee's attention solely as a result of and in his or her capacity as a director or officer of the Company and (ii) if such opportunity is presented to or identified by a Designee other than solely as a result of and in his or her capacity as a director or officer of the Company, the Interested Parties shall be free to pursue such opportunity even if it also came to the Designee's attention as a result of and in his or her capacity as a director or officer of the Company. Nothing in this Agreement shall be interpreted to allow a Designee to pursue a business opportunity in the Designated Business solely for his or her personal benefit (as opposed to the benefit of an Interested Party).

     1.5 Competing Activities. Except as otherwise expressly provided in an agreement between the Company and an Interested Party, any Interested Party and its officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries, may engage or invest independently or with others, in any business activity of any type or description, including without limitation those that might be the same as or similar to the Designated Business and without limiting the foregoing, the Stockholders acknowledge that:

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     (a) (i) First Reserve Corporation, a Delaware corporation ("First
Reserve"), manages each of First Reserve Fund VIII, L.P., a Delaware limited partnership and First Reserve Fund IX, L.P., a Delaware limited partnership, which are members of the LLC, and manages other investment limited partnerships, and

         (ii) Odyssey Investment Partners, LLC ("Odyssey") manages Odyssey Investment Partners Fund, L.P., a Delaware limited partnership, Odyssey Coinvestors, LLC, a Delaware limited liability company, and DI Coinvestment, LLC, a Delaware limited liability company, which are members of the LLC, and manages other investment limited partnerships, all of which may from time to time compete, directly or indirectly, with the Company, and that such Interested Parties may in their sole discretion pursue such competing businesses without disclosure of such competition to the Company); and

     (b) neither the Company, any subsidiary of the Company, nor any other stockholder of the Company shall have any right in or to such business activities or ventures or to receive or share in any income or proceeds derived therefrom.

     1.6 Transactions with Affiliates. (a) Except for the payment of fees and the reimbursement of expenses in connection with the LLC's acquisition of Common Stock on the date hereof, until the consummation of the Company's Initial Public Offering (as hereinafter defined), the Company and its subsidiaries will not enter into any transaction or series of similar transactions with any affiliates of the Company unless: (i) in the case of transactions in excess of $10 million but less than $50 million, the Company obtains a resolution of the Board of Directors of the Company approved by a majority of Disinterested Directors certifying as to the fairness of the transaction; or (ii) in the case of transactions (A) in excess of $50 million or (B) pursuant to which fees are paid to such affiliate (other than sales of products and services in the ordinary course of business), the Company obtains, in addition to the approval of a majority of the Disinterested Directors, a fairness opinion from a nationally recognized investment banking firm selected by the Disinterested Directors. In addition to the foregoing, (i) if all of the transactions entered into after the date hereof among the Company or its Subsidiaries, on the one hand, and with First Reserve and its affiliates (the "FRC Affiliate Group"), on the other hand, (other than the acquisition by the Company of Entech Industries, Inc., a Delaware corporation, and LVF Holding Corporation, a Delaware corporation, both of which are controlled by First Reserve) in the aggregate exceed $50 million, then the Company will not enter into any subsequent transactions with the FRC Affiliate Group unless the Company obtains a resolution of the Board of Directors of the Company approved by a majority of Disinterested Directors certifying as to the fairness of the transaction, and (ii) if all of the transactions entered into after the date hereof among the Company or its Subsidiaries, on the one hand, and with Odyssey and its affiliates (the "Odyssey Affiliate Group"), on the other hand, in the aggregate exceed $50 million, then the Company will not enter into any subsequent transactions with the Odyssey Affiliate Group unless the Company obtains a resolution of the Board of Directors of the Company approved by a majority of Disinterested Directors certifying as to the fairness of the transaction. Without limiting the foregoing, term "Disinterested Directors" shall mean (a) with respect to any transaction with the FRC Affiliate Group, the directors other than those nominated by FRC and (b) with respect to any the Odyssey Affiliate Group, the directors other than those nominated by Odyssey. For purposes of this Section 1.6, the dollar amount of any transaction

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shall be determined by reference, in the case of any transaction to be performed by one or the other party entirely through the payment of cash, to the amount of cash so required or, in the case of any other transaction, to the fair value of any property or services conveyed or rendered by one or the other party, as determined by a majority of the Disinterested Directors, together with the amount of any cash required to be paid by such party.

     (b) Without limiting the foregoing, until the consummation of the Company's Initial Public Offering, (i) the Company will not engage in any transaction or series of related transactions between the Company or its Subsidiaries, on the one hand, and one or more members of the FRC Affiliate Group, on the other hand, unless the transaction has been approved by a Board Designee (as hereinafter defined) designated by OIPF, and (ii) the Company will not engage in any transaction or series of related transactions between the Company or its Subsidiaries, on the one hand, and one or more members of the Odyssey Affiliate Group, on the other hand, unless the transaction has been approved by a Board Designee (as hereinafter defined) designated by FRC.

     (c) For purposes of this Agreement, the Company's Initial Public Offering shall mean the first firmly underwritten public offering by the Company of shares of Common Stock representing at least 5% of the outstanding Common Stock (on a fully diluted basis after giving effect to such offering) in which the Company receives proceeds, in the aggregate, of not less than $100,000,000 before deduction of underwriters' commissions and expenses.

2.   AGREEMENT AS TO MANAGEMENT OF THE COMPANY.

     Each of the parties to this Agreement agrees that it will take all actions within its power to implement the agreements set forth below in this Section 2. In connection with the management of the Company's business, the parties to this Agreement hereby agree as follows:

     2.1 Size of Board. The Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws of the Company shall provide that the size of the Board of Directors of the Company (the "Board") shall initially be set at nine (9) or such other number approved in writing by all of the Sponsors.

     2.2 Designees. The Board shall be composed of directors (the "Board Designees") determined and allocated as follows:

         (a) Fund VIII Designees. Fund VIII shall be entitled to designate three
(3) individuals to serve on the Board. Initially, Fund VIII shall designate William E. Macaulay and Will Honeybourne, and Fund VIII will not initially exercise its right to designate a third director. At Fund VIII's election, Fund VIII may assign its right to designate a board member to Fund IX at any time. In addition, Fund VIII shall have the right, but shall not be obligated, at any time to designate at least one director for appointment to any committee of the Board; provided that the failure of Fund VIII to exercise such right on any occasion with respect to any committee shall not be deemed to be a waiver thereof with respect to any other committee or with respect to such committee at a later date.

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         (b) Fund IX Designees. Fund IX shall be entitled to designate two (2)
individuals to serve on the Board. Initially, Fund IX shall designate Ben A. Guill, and Fund IX will not initially exercise its right to designate a second director. At Fund IX's election, Fund IX may assign its right to designate a board member to Fund VIII at any time. In addition, Fund IX shall have the right, but shall not be obligated, at any time to designate at least one director for appointment to any committee of the Board; provided that the failure of Fund IX to exercise such right on any occasion with respect to any committee shall not be deemed to be a waiver thereof with respect to any other committee or with respect to such committee at a later date.

         (c) Odyssey Designees. OIPF shall be entitled to designate two (2) individuals to serve on the Board, which individuals initially shall be Muzzafar Mirza and Paul D. Barnett. In addition, OIPF shall have the right, but shall not be obligated, at any time to designate at least one director for appointment to any committee of the Board; provided that the failure of OIPF to exercise such right on any occasion with respect to any committee shall not be deemed to be a waiver thereof with respect to any other committee or with respect to such committee at a later date.

         (d) Management Seats. Two (2) Board positions shall be occupied by the Chief Executive Officer and Chief Financial Officer of the Company, which initially shall be Patrick M. Murray and James A. Nattier respectively.

         (e) Initial Independent Directors. In addition, Bernard J. Duroc-Danner and Gary L. Rosenthal shall initially occupy the Board positions left open by the failure of Fund VIII and Fund IX to designate Board Designees and shall not be considered to be affiliates of either of the Sponsors.

     In the event Fund VIII or Fund IX at any time elects to remove either of such persons and designate their remaining Board Designees, then at the election of Fund VIII or Fund IX the Stockholders party hereto shall vote their shares to remove the director or directors, as the case may be, identified by such Sponsor or Sponsors and to elect the Board Designee or Board Designees named by such Sponsor or Sponsors.

     2.3 Diminution in Voting Power.

         (a) Notwithstanding Section 2.2, if any Sponsor at any time owns less than 10% of the combined voting power of the Company, then such Sponsor shall be entitled to designate only one (1) member of the Board. Any determination of voting power pursuant to this Section shall be made (a) without giving effect to unissued voting securities that are subject to options, warrants or similar obligations, and (b) aggregating the holdings of affiliates of such Sponsor (excluding affiliates that are employees of the Company). If a Sponsor loses the right to designate directors under this Section 2.3(a), the size of the Board shall be reduced by the number of directors for which rights have been lost, and the Sponsor shall use its best efforts to cause all but one of its designees to resign from the Board immediately.

         (b) Notwithstanding Section 2.2, if any Sponsor at any time owns less than 5% of the combined voting power of the Company, then such Sponsor shall no longer be entitled to designate any member of the Board. Any determination of voting power pursuant to this

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Section shall be made in the same manner as the calculation in 2.3(a) above. If a Sponsor loses the right to designate directors under this Section 2.3(b), the size of the Board shall be reduced by the number of directors for which rights have been lost, and the Sponsor shall use its best efforts to cause all of its designees to resign from the Board immediately.

     2.4 Vacancies. Other than with respect to Board seats allocated pursuant to
Section 2.2(d) or 2.2(e), if a vacancy is created on the Board for any reason, including, but not limited to, the death, disability, resignation, removal, disqualification or refusal to act of any director (the "Vacating Director"), the vacancy shall be filled by the Sponsor who designated the Vacating Director. In the event a vacancy is created with respect to the Board seats allocated pursuant to Section 2.2(d), the vacancy shall be filled with the duly appointed successor Chief Executive Officer or Chief Financial Officer, as applicable. In event a vacancy is created with respect to the Board seats allocated pursuant to
Section 2.2(e), the vacancy shall be filled by Fund VIII.

     2.5 Management Of The Company. The Company will not take any of the following actions (each a "Restricted Action"), unless, in addition to any other consents or approvals that may be required to effect such Restricted Action, at least one (1) Board Designee designated by FRC and one (1) Board Designee designated by OIPF has approved such Restricted Action in their sole discretion. A "Restricted Action" shall mean any of the following events:

         (a) the incurrence of indebtedness, the issuance of equity securities or any other financing in one or a series of related transactions by the Company or any of its subsidiaries, in each case, if the gross proceeds from such transaction would be in excess of $100,000,000;

         (b) the merger, consolidation, sale or other disposition of all or substantially all of the assets or more than 50% of the equity, liquidation (partial or complete), or dissolution of the Company or any similar transaction having substantially the same effect;

         (c) the acquisition or disposition of any assets or equity interests by the Company or any of its subsidiaries in one or a series of related transactions, in each case to the extent the total aggregate consideration, including assumed liabilities, would be in excess of $100,000,000;

         (d) the appointment, termination or removal of, or the granting, entering into, amending or waiving of any rights under any employment contract, the annual determination of any benefit payable under the foregoing, stock options or other compensation or benefits to, the Chief Executive Officer or Chief Financial Officer of the Company; or

         (e) the initial public offering of equity securities of the Company, or any other event that would result in a class of equity securities of the Company being registered under Section 12 of the Securities Exchange Act of 1934 if no class of the Company's equity securities had been so registered prior to such event.

Notwithstanding anything to the contrary in this Section 2.5, if any Sponsor at any time owns less than 5% of the combined voting power of the Company, then the Company shall not be required to obtain the approval of such Sponsor's Board designees before taking any Restricted

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Action. Any determination of voting power pursuant to this Section shall be made in the same manner as the calculation in Section 2.3(a) above.

The Company's Certificate of Incorporation and Bylaws will be amended from time to time so as to give effect to the provisions of this Section 2.

3.   REGISTRATION RIGHTS.

     3.1 Definitions. For purposes of this Section 3:

         (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

         (b) Registrable Securities. The term "Registrable Securities" means all shares of Common Stock now held or hereinafter acquired by a Stockholder; provided, however, that the term "Registrable Securities" shall exclude any Common Stock sold by a person in a transaction in which rights under this
Section 3 are not assigned in accordance with this Agreement or any Common Stock sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

         (c) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock of the Company that are Registrable Securities and (l) are then issued and outstanding or (2) are then issuable pursuant to an exercise or conversion of securities exercisable or convertible into Common Stock.

         (d) Holder. For purposes of this Section 3, the term "Holder" means any Stockholder owning of record Registrable Securities (including any "Registrable Securities" under the Investor Rights Agreement) or any permitted assignee of record of such Registrable Securities to whom rights under this Section 3 have been duly assigned in accordance with this Agreement.

         (e) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

     3.2 Demand Registration.

         (a) Request by LLC or Sponsor. At any time after the Initial Public Offering of the Company's Common Stock, if the Company shall receive a written request from a Stockholder party hereto (a "Requesting Stockholder") that the Company file a registration statement under the Securities Act (including a "shelf" registration statement on Form S-3 or any successor form pursuant to Rule 415) covering the registration of Registrable Securities pursuant to this
Section 3.2 (a "Demand Notice"), then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders and, in addition to any obligations under Section 3.3, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the

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Requesting Stockholder requests to be registered in the Demand Notice, subject only to the limitations of this Section 3.2 and the rights of other Holders pursuant to Section 3.3; provided that the Company shall not be obligated to effect any such registration until 180 days after the effective date of the registration statement pertaining to the Company's Initial Public Offering; and provided, further, that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of the Demand Notice, already effected a registration under the Securities Act pursuant to (i) this Section 3.2 or Section 2.2 of the Investor Rights Agreement or (ii) Section 3.3 hereof or Section 2.3 of the Investor Rights Agreement in which the Requesting Stockholder participated, other than a registration from which all or a portion of the Registrable Securities of the Requesting Stockholder were excluded pursuant to the provisions of Section 3.3(a).

         (b) Underwriting. If the Requesting Stockholder intends to distribute the Registrable Securities covered by its request by means of an underwritten offering, then it shall so advise the Company as a part of the Demand Notice, and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Requesting Stockholder and such Holder) as provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Requesting Stockholder. All Holders, whether or not they are participating in such offering, and the Company agree not to effect any sale, transfer, assignment, pledge or conveyance of (including, without limitation, taking any short position in) the Common Stock (or any securities of the Company exchangeable or convertible into Common Stock) during (i) the 90-day period (or such longer period required by the underwriters of such offering) beginning on the effective date of a registration statement filed by the Company (except pursuant to the registration effected thereby), or
(ii) any period in which trading in the Company's securities is restricted pursuant to Company insider trading policies; provided, however, that no Sponsor shall be subject to the restrictions imposed by clause (ii) of this Section during any period in which it has not designated any of the directors of the Company and is otherwise not affiliated with the Company. Notwithstanding any other provision of this Section 3.2 or Section 3.3, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the managing underwriter(s) may exclude shares of the Registrable Securities from the registration and the underwriting, and the number of shares that will be included in the registration and the underwriting shall be allocated, first to the Requesting Stockholder and to each of the Holders requesting inclusion of their Registrable Securities in such registration statement pursuant to Section 3.3 hereof or Section 2.3 of the Investor Rights Agreement on a pro rata basis based on the total number of Registrable Securities held by the Requesting Stockholder and each such Holder, and second to the Company. No other shares may be included (other than by the Company or by the Holders pursuant to Section 3.3 hereof or Section 2.3 of the Investor Rights Agreement) without the Requesting Stockholder's consent.

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         (c) Maximum Number of Demand Registrations. The Company shall be obligated to effect only four (4) such registrations pursuant to this Section
3.2 for FRC, and only two (2) such registrations pursuant to this Section 3.2 for Odyssey (each of which registrations for FRC and Odyssey shall be deemed a registration for the LLC or its assignee under the Investor Rights Agreement, it being agreed that the rights granted under this Section 3.2 are not in addition to the rights of the LLC under Section 2.2 of the Investor Rights Agreement); provided, however, that, if the number of Registrable Securities that the Requesting Stockholder is permitted to offer under this Section 3.2 is reduced by more than 50% of the amount such Requesting Stockholder requested to be registered in the Initial Demand Notice as a result of the application of
Section 3.2(b), the initial request shall not reduce the number of requests permitted by this Section 3.2(c) pursuant to Section 3.2(a). A Registration shall be effected for purposes of this Section 3.2(c) when and if a registration statement is declared effective by the Commission and the distribution of securities thereunder has been completed without the occurrence of any stop order or proceeding relating thereto suspending the effectiveness of the Registration.

         (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Requesting Stockholder a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement then to be filed, the Company shall have the right to defer such filings and, by notice to the Requesting Stockholder, to require the Requesting Stockholder to withdraw its Demand Notice and to refrain from delivering another Demand Notice for a period of not more than ninety (90) days after receipt of the request of the initial Demand Notice; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.

         (e) Expenses. All expenses incurred in connection with any registration pursuant to this Section 3.2, including without limitation all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, fees and disbursements of counsel for the Company, and fees and expenses of one counsel to the Holders (selected by the Holder including Registrable Securities in such registration statement that holds the greatest number of Registrable Securities) shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 3.2 shall, in the case of a firmly underwritten offering, bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters in connection with such offering by the Holders and, in the case of any other offering, bear the entire amount of discounts, commissions and other amounts payable to underwriters or brokers attributable to Registrable Securities sold by such Holder pursuant to such registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 3.2 if the registration request is subsequently withdrawn at the request of the Requesting Stockholder, unless the Requesting Stockholder agrees that such registration constitutes the use by it of one (1) demand registration pursuant to this Section 3.2; provided, however, that, if at the time of such withdrawal, the Requesting Stockholder has learned of a material adverse change in the condition, business, or prospects of the Company not known to the Requesting Stockholder at the time of its request for such registration and has withdrawn its request for registration with reasonable promptness after learning of such material adverse change, then the Requesting

Stockholder shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 3.2.

     3.3 Piggyback Registrations. The Company shall promptly notify all Holders of Registrable Securities in writing (a "Piggyback Notice") prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, without limitation, registration statements relating to secondary offerings of securities of the Company, whether pursuant to Section 3.2 or otherwise, but excluding registration statements relating to any employee benefit plan, an acquisition or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) days after receipt of the Piggyback Notice, so notify the Company in writing and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.

         (a) Underwriting. If a registration statement referred to in the Piggyback Notice is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in such a Registration pursuant to this Section 3.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting as provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. With respect to the Company's Initial Public Offering or any other offering in which the Company is registering securities, all Holders, whether or not they are participating in such offering, hereby agree not to effect any sale, transfer, assignment, pledge or conveyance of (including, without limitation, taking any short position in) the Common Stock (or any securities of the Company exchangeable or convertible into Common Stock) during (i) the 90-day period beginning on the effective date of a registration statement filed by the Company (except as part of that Registration), or (ii) any period in which trading in the Company's securities is restricted pursuant to Company insider trading policies; provided, however, no Sponsor shall be subject to the restrictions imposed by clause (ii) of this Section during any period in which it has not designated any of the directors of the Company and is otherwise not affiliated with the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the managing underwriter(s) may exclude shares of the Registrable Securities from the registration and the underwriting, and the number of shares that will be included in the registration and the underwriting shall be allocated as set forth in Section 3.2 hereof or Section
2.2 of the Investor Rights Agreement, or, if the underwriting is not pursuant to such Sections, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For both (i) any Holder (other than the LLC) that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and (ii) any Holder (other than the LLC) that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

         (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 3.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders, which shall be borne by each Holder of such shares), including without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of one counsel for Holders (selected by the Holder including Registrable Securities in such registration statement that holds the greatest number of Registrable Securities), and fees and disbursements of counsel for the Company, shall be borne by the Company.

         (c) Not Demand Registration. Registration pursuant to this Section 3.3 shall not be deemed to be a demand registration as described in Section 3.2, unless the Requesting Stockholder specifically elects otherwise in writing. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this
Section 3.3.

     3.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

         (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and to keep any such registration statement effective for so long as required by the Securities Act to complete the distribution.

         (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

         (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including indemnification provisions), with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities or of any underwriter in connection herewith, on the date or dates requested by such Holder, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         (h) Road Shows. To the extent reasonably requested by a Requesting Stockholder, cause the appropriate members of the management and employees to participate in meetings, diligence sessions, and road shows.

     3.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.2 or 3.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect timely the Registration of their Registrable Securities.

     3.6 Indemnification. If any Registrable Securities are included in a registration statement under Sections 3.2 or 3.3:

         (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in Section 2(11) of the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

               (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 3.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent (and only to the extent) that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

         (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection 3.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 3.6(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

         (c) Notice. Promptly after receipt by an indemnified party under this
Section 3.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.6 only to the extent the indemnifying party is prejudiced as a result thereof, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 3.6.

         (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         (e) Contribution. To provide for just and equitable contribution, if an indemnified party makes a claim for indemnification pursuant to Section 3.6 (subject to the limitations hereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Stockholders from the offering of the Registrable Securities or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Stockholders in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Stockholders shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Registrable Securities (before deducting expenses) received by the Company and the Stockholders, bears to the total price to the public of the Registrable Securities. The relative fault of the Company and the Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the Company or the Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.6(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 3.6, no Stockholder shall be required to contribute, more in the aggregate than the aggregate net proceeds received by such Stockholder in the registered offering out of which such contribution obligation arises. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) Survival. The obligations of the Company and Holders under this
Section 3.6 shall survive until the first anniversary of the expiration of all applicable statutes of limitation or extensions of such statutes.

     3.7 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 3.2 or 3.3 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section
3.2 or 3.3 if, in the reasonable opinion of counsel to the Company, addressed to such Holder, all such Registrable Securities held by such Holder could be sold in a single transaction in reliance upon Rule 144 promulgated under the Securities Act. The rights of the Sponsors pursuant to Sections 3.2 and 3.3 shall terminate upon the assignment to each Sponsor of substantially similar rights pursuant to the Investor Rights Agreement upon the distribution of all of the shares of Stock held by the LLC to its members.

4.   SALES BY STOCKHOLDERS.

     4.1 Restrictions on Transfer; Notice of Sales.

         (a) Absolute Restriction. Except for Permitted Transfers (as defined in
Section 4.5), no Stockholder party hereto shall sell, transfer, assign, pledge or otherwise dispose of, directly or indirectly, through the sale of interests in any holding company (including the LLC) or otherwise ("Transfer") any shares of the capital stock of the Company now held or hereafter acquired by such Stockholder ("Stock") prior to April 10, 2003.

         (b) Sale Only In Accordance With This Section. Except for Permitted Transfers and Transfers in accordance with the applicable procedures of this
Section 4 and Section 6.1, no Stockholder party hereto shall Transfer any Stock. If any such Stockholder (the "Seller") proposes to Transfer any Stock, then the Seller shall promptly give written notice (the "Notice") to the Company and the other Stockholders at least thirty-five (35) business days prior to the closing of such sale or transfer (or, in the case of a Transfer pursuant to Section 4.2, forty-five (45) days). In addition to any requirements of Section 4.2, the Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and, if known, the name and address of each prospective purchaser or transferee.

     4.2 Co-Sale Right. (a) If any Seller holding more than 5% of the outstanding Common Stock (or equivalent) of the Company desires to Transfer Stock (other than a Permitted Transfer), then such Seller shall deliver the Notice to all of the Stockholders. Each Stockholder party hereto shall have the pro rata right, based on the total number of shares of Common Stock held by such Stockholder, exercisable upon written notice to the Seller within fifteen (15) days after receipt of the Notice, to participate in such Transfer of Stock on the same terms and conditions, up to the total number of shares of Stock included in the Notice. To the extent Stockholders exercise such right of participation (each a "Co-Sale Stockholder") the number of shares of Stock that the Seller may sell or otherwise dispose of in the Transfer shall be correspondingly reduced so that the maximum number of shares of Stock sold or otherwise disposed of in the Transfer by the Seller or a Co-Sale Stockholder under this Section 4.2 shall be the number found by multiplying the total number of shares included in the Notice, as delivered under this Section 4.2, by a fraction the numerator of which is the total number of shares owned by the Seller or such Co-Sale Stockholder, as the case may be (on a fully diluted basis) and the denominator of which is the total number of shares owned by the Seller and all Co-Sale Stockholders exercising such rights in the aggregate (on a fully diluted basis). Each Co-Sale Stockholder shall effect its participation in the Transfer by promptly delivering to Seller for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, that represent the number of shares of Stock which such Co-Sale Stockholder elects to sell. The Seller will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Co-Sale Stockholders in the contemplated Transfer and will not Transfer any Stock to the prospective transferee(s) if such transferee(s) refuses to allow the participation of the Co-Sale Stockholders, or refuses to become a party to this Agreement as a Stockholder.

         (b) The co-sale right established by this Section 4.2 shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Public Offering. The rights of the Sponsors pursuant to this
Section 4.2 shall terminate upon the assignment to each Sponsor of substantially similar rights pursuant to the Investor Rights Agreement upon the distribution of all of the shares of Stock held by the LLC to its members.

     4.3 Further Sales. To the extent the Company, the Sponsors and the other Stockholders do not exercise their rights under Sections 4.2 with respect to the sale of Stock subject to the Notice, the Seller may, not later than one hundred twenty (120) days following the first delivery to the Company and the other Stockholders of the Notice, conclude a Transfer of the Stock covered by the Notice and not excluded from the Transfer by virtue of the participation therein by Co-Sale Stockholders on the terms and conditions set forth in the Notice. Any proposed Transfer on terms and conditions more favorable to the Seller than those described in the Notice or any proposed transfer of any Stock by the Seller after such one hundred twenty day period, shall again be subject to the co-sale rights of the Stockholders and shall require compliance by the Seller with the procedures described in this
Section 4. Notwithstanding the foregoing, no Transfer of the Stock shall be effective unless such transferee agrees to be bound by the terms of this Agreement.

     4.4 Rights to Compel Transfer.

         (a) If any Sponsor or Sponsors, or any of their respective affiliates holding, individually or collectively, more than 50% of the outstanding Stock proposes to make a Transfer of at least 80% of the Stock held, collectively, by such persons to any person or entity (other than the LLC or a Sponsor) that, (i) upon completion of such Transfer, would hold, directly or indirectly, more than 50% of the outstanding Stock on a fully diluted basis and (ii) is not an affiliate of such Stockholder, then such selling Stockholder or Stockholders (collectively, the "Control Seller") shall have the right, exercisable as set forth below, to require all of the other Stockholders (the "Remaining Stockholders") to sell, directly or indirectly, any or all of the Common Stock (as well as, at the election of the Control Seller, any securities convertible into or exercisable for Common Stock, and any other equity interest of the Company (the "Stock Rights")) then owned by such Remaining Stockholders (the "Transfer Stock") to the proposed transferee (the "Acquiror") in the same pro rata amount (determined based upon the relative direct or indirect ownership of shares of Common Stock) as is being sold by the Control Seller and for the same consideration per share of Common Stock as is being paid to the Control Seller and on the same terms as are applicable to the Control Seller (the "Compelled Transfer"). The purchase price for each vested Stock Right in any such Transfer shall equal the "spread" between the exercise price for such vested Stock Right and the purchase price per share of Stock. The terms and conditions of the Compelled Transfer shall be as set forth in the applicable purchase agreement between the Control Seller and the Acquiror.

         (b) The Control Seller shall cause the terms of the Compelled Transfer to be reduced to writing and shall provide a written notice (the "Compelled Transfer Notice") of such Compelled Transfer to the Company and the Company shall provide such Compelled Transfer Notice to the Remaining Stockholders. The Compelled Transfer Notice shall contain written notice of the exercise of the Control Seller's rights pursuant to Section 4.4(a) hereof, setting forth the consideration to be paid by the Acquiror for each share of Stock and each Stock Right and the other terms and conditions of the Compelled Transfer. Within 20 calendar days following the date of receipt of the Compelled Transfer Notice, each of the Remaining Stockholders shall deliver to the Control Seller certificates representing the Stock required to be transferred and instruments representing Stock Rights required to be transferred, duly endorsed, together with all other documents required to be executed in connection with such Compelled Transfer or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such certificates pursuant to this Section 4.4(b) at the closing for such Compelled Transfer against delivery to such Remaining Stockholder of the consideration therefore. Such certificates shall be held by the Control Seller in escrow for the benefit of the appropriate Remaining Stockholder. If a Remaining Stockholder should fail to deliver such certificates as described herein, the Company shall cause the books and records of the Company to show that such Stock and Stock Rights are bound by the provisions of this Section 4.4(b) and that such Stock and Stock Rights shall be transferred only to the Acquiror upon surrender for Transfer by the Remaining Stockholder thereof.

         (c) If, within 150 calendar days (or such longer period not exceeding 210 calendar days as may be necessary to comply with any applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or to obtain other required regulatory approval) after the Control Seller give the Compelled Transfer Notice, they have not completed the sale of all the Transfer Stock, the Control Seller shall return to each of the Remaining Stockholders all certificates representing Stock and instruments representing Stock Rights that such Remaining Stockholders delivered for sale pursuant hereto, and all the restrictions on sale or other disposition contained in this Agreement with respect to such Stock and the Stock owned by the Control Seller shall again be in effect.

         (d) Upon the consummation of the Compelled Transfer, the Control Seller shall give notice thereof to the Remaining Stockholders, and shall (or shall cause the Acquiror to) remit promptly to each of the Remaining Stockholders a net amount with respect to the Stock and Stock Rights of such Remaining Stockholders sold pursuant thereto, after deducting a pro rata portion of any related out-of-pocket fees and expenses, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Remaining Stockholders.

         (e) The right to compel Transfers established by this Section 4.4 shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Public Offering.

     4.5 Permitted Transfers. The following shall be considered "Permitted Transfers," and not subject to the restrictions of this Section 4, provided the transferee thereof (the "Permitted Transferee") agrees to become a party to and be bound by the provisions of this Agreement as a Stockholder: (a) Transfers to the Company approved in advance by the Board, (b) Transfers among the members of the LLC and from the LLC to its members, to the extent permitted by the terms of the operating agreement among the members, (c) Transfers effected pursuant to an effective registration statement filed pursuant to the Securities Act, (d) after the Company's Initial Public Offering, Transfers of securities registered under the Exchange Act sold in reliance upon an exemption under the Securities Act; or
(e) without limiting the foregoing, any transfer that would be a "Permitted Transfer" under the Investor Rights Agreement.

5.   PREEMPTIVE RIGHTS.

     5.1 Notwithstanding any other provision hereof, prior to the Initial Public Offering, the Company shall not issue any (a) capital stock of the Company, (b) securities convertible or exchangeable for capital stock of the Company or (c) options, warrants or rights carrying any rights to purchase capital stock of the Company (the securities described in clauses (a)-(c) are referred to herein collectively as the "Participation Securities"), in each case referred to in clauses (a)-(c), to any affiliate of the Company without offering to each party hereto other than the Company (collectively, the "Preemptive Holders"), the right to purchase or subscribe for up to that number of additional Participation Securities (a "Pro Rata Share") which represents the product of (i) the total number of Participation Securities to be issued by the Company (which may be increased in the event of a Cash Participation Election (as described below)) multiplied by (ii) a fraction, (A) the numerator of which is the number of shares of Common Stock owned, directly or indirectly, by such Preemptive Holder, and (B) the denominator of which is the number of shares of Common Stock outstanding immediately prior to such issuance held by all Preemptive Holders and all other Persons that have similar pre-emptive rights (it being understood and agreed that the Company may accordingly be required to reduce the number of shares of Participation Securities to be issued or sold to Persons other than the Preemptive Holders); provided that the provisions of this Section 15 shall not apply to the issuance of Common Stock, or options to purchase Common Stock, to the Company's employees under bona fide employee compensation or benefit packages or plans.

     5.2 In the event the Company proposes to issue or sell any Participation Securities in a transaction giving rise to the preemptive rights provided for in this Section 5, the Company shall send a written notice (the "Preemptive Notice") to each Preemptive Holder setting forth the number of such Participation Securities that the Company proposes to sell or issue, the price (before any commission or discount) at which such securities are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Preemptive Notice is given, the method of determining such price and an estimate thereof), the other material terms of the transaction (including the form and amount of consideration) and its Pro Rata Share of the Participation Securities; provided, that in the event of an issuance of Participation Securities for consideration other than cash, each Preemptive Holder may elect to purchase its Pro Rata Share for cash (the "Cash Participation Election") at a price per share equal to the per-share value of such non-cash consideration (determined in good faith by the group of Disinterested Directors who approved the transaction giving rise to the preemptive right). At any time within 5 business days after its receipt of the Preemptive Notice, the Preemptive Holders may exercise their preemptive rights to purchase or subscribe for Participation Securities as provided for in this
Section 5, by so informing the Company in writing (an "Exercise Notice"). Each Exercise Notice shall state the percentage of the proposed sale or issuance that each Preemptive Holder elects to purchase (up to all the Participation Securities that could be purchased by all Preemptive Holders and all other Persons that have similar preemptive rights).

     5.3 To the extent that any Preemptive Holder has indicated that it will not fully subscribe for its Pro Rata Share of the Participation Securities, the Company shall allocate all such Participation Securities not subscribed for to the Preemptive Holders who have subscribed for more Participation Securities than their Pro Rata Share (the "Fully Participating Preemptive Holders") in the proportion that the number of shares of Common Stock each owns, directly or indirectly, bears to the total number of shares of Common Stock owned , directly or indirectly, by all such Fully Participating Preemptive Holders. If the number of Participation Securities so allocated to a Fully Participating Preemptive Holder exceeds the maximum number of Participation Securities that it has indicated in its notice to the Company it is willing to subscribe for, then the Company shall allocate any excess over such maximum among all Fully Participating Preemptive Holders who have subscribed for a maximum number of Participation

Securities which exceeds the number of Participation Securities allocated to them pursuant to the preceding sentence, in the proportion that their respective holdings bear to the total number of shares of Common Stock owned, directly or indirectly, by all such Fully Participating Preemptive Holders, and the Company shall follow this procedure, if necessary, until all Participation Securities available for purchase by the Preemptive Holders have been allocated to them.

     5.4 The purchase or subscription by the Preemptive Holders, pursuant to this Section 5 shall be on the same price and other terms and conditions, including the date of sale or issuance, as are applicable to the purchasers or subscribers of the additional Participation Securities whose purchases or subscriptions give rise to the preemptive rights, which price and other terms and conditions shall be as stated in the relevant Preemptive Notice.

     5.5 If, with respect to any Preemptive Notice, the Preemptive Holders fail to deliver an Exercise Notice with respect to all of the Participation Securities available for purchase by the Preemptive Holders within the requisite time period, the Company shall have 90 days after the expiration of the time in which the Exercise Notice is required to be delivered in which to sell not less than 90% and not more than 110% of the number of shares of Participation Securities of the Company described in the Preemptive Notice at a price of not less than the estimated price set forth in the Preemptive Notice. If, at the end of such 90 day period, the Company has not completed the sale or issuance of Participation Securities of the Company in accordance with the terms described in the Preemptive Notice, or in the event of any contemplated sale or issuance within such 90 day period but outside such price parameters, the Company shall again be obligated to comply with the provisions of this Section 5 with respect to, and provide the opportunity to participate in, any proposed sale or issuance of Participation Securities of the Company.

6.   ASSIGNMENT, AMENDMENT AND TERMINATION.

     6.1 Assignment. Notwithstanding anything herein to the contrary, the rights of the parties hereunder, except those rights granted under Section 1.6(b) and
Section 2, hereof may be assigned in connection with any Transfer made in accordance with this Agreement; provided, however, that no party may be assigned any of the foregoing rights and no Transfer shall be permitted unless (i) the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned and (ii) any such assignee shall have agreed to be subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

     6.2 Amendment of Rights; Termination.

         (a) Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of all Stockholders party hereto that individually hold more than 1% of the shares subject to this Agreement. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon the Stockholders party hereto, each successor or assignee of such Stockholder and the Company.

     (b) Termination. This Agreement may be terminated with the written consent of all Stockholders party hereto that individually hold more than 1% of the shares subject to this Agreement.

     6.3 Amendment or Termination of Investor Rights Agreement. The LLC shall not consent to the amendment or termination of the Investor Rights Agreement or the waiver of any provision thereof (either generally or in a particular instance and either retroactively or prospectively) except with the written consent of the Sponsors.

7.   LEGEND.

         Each certificate representing shares of capital stock of the Company now or hereafter owned by a Stockholder shall be endorsed with the following legend:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF SHARES OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

     THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SPONSOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER THE CORPORATION AND CERTAIN HOLDERS OF SHARES OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE

     OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

8.   GENERAL PROVISIONS.

     8.1. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

     To FRC:

     c/o First Reserve Corporation
     411 W. Putnam Ave, Suite 109
     Greenwich, CT 06830
     Attn: William E. Macaulay
     Fax Number: (203) 661-6729

     with a copy to:

     First Reserve Corporation
     600 Travis, No. 6000
     Houston, Texas 77002
     Attn:  Ben A. Guill
     Fax Number: (713) 224-0771

     and a copy to:

     First Reserve Corporation
     1801 California St., Suite 4110
     Denver, Colorado 80202
     Attn: Thomas R. Denison
     Fax Number: (303) 382-1275

     To the Company:

     2601 Beltline Road
     Carrollton, Texas 75006
     Attn: James A. Nattier
     Fax Number: (972) 478-5098

     With a copy to the General Counsel at the same address.

     To Odyssey:

     c/o Odyssey Investment Partners, LLC
     280 Park Avenue,
     West Tower, 38th Floor
     New York, NY 10017
     Attention: Paul D. Barnett
     Fax Number: (212) 351-7925

     With a copy to:

     Kirk A. Davenport
     Robert F. Kennedy
     Latham & Watkins
     885 Third Avenue
     New York, New York 10022-4802
     Fax Number: (212) 751-4864

     Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.1 by giving the other party written notice of the new address in the manner set forth above.

     8.2 Entire Agreement; Interpretation; Termination of Prior Agreements. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof (other than the LLC operating agreement and the Investor Rights Agreement) and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

     8.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware, excluding that body of law relating to conflict of laws and choice of law.

     8.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     8.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

     8.6 Successors and Assigns. Subject to the provisions of Section 6.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

     8.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

     8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.9 Actions to Effectuate Agreement. Each party to this Agreement agrees to take all actions within its power (including voting shares of capital stock) to give effect to the terms of this Agreement. In the event of any inconsistency between this Agreement, on the one hand, and the Certificate of Incorporation or Bylaws of the Company or the LLC operating agreement, on the other hand, the provisions of this Agreement shall control, and each Stockholder of the Company party hereto shall vote his or its capital stock or LLC interests in such manner as to effectuate any and all amendments to the Certificate of Incorporation or Bylaws of the Company or the LLC operating agreement that may be necessary in order to bring the Amended and Certificate of Incorporation and Bylaws of the Company or the LLC operating agreement in conformity with the provisions of this Agreement. In connection therewith, each Stockholder hereby grants an irrevocable proxy with full power of substitution to First Reserve Corporation, acting by and through William E. Macaulay and Thomas R. Denison for purposes of voting all shares of capital stock subject to this Agreement at any meeting of stockholders or in any action by written consent of stockholders in any manner necessary to give effect to the amendments referred to in the immediately preceding sentence, it being acknowledged that such proxy is coupled with an interest under this Agreement. The vote of any Stockholder of the Company in violation of the provisions of this Agreement shall be void and shall be ignored by the Company.

     8.10 Reserved.

     8.11 Arbitration. Any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope, and enforceability of this section, may at the election of any Stockholder be solely and finally settled by arbitration conducted in New York, New York, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization. Judgment upon any award rendered by the arbitrator(s) may be entered by the State or Federal Court having jurisdiction thereof. Any of the parties may demand arbitration by written notice to the other and to the American Arbitration Association ("Demand for Arbitration"). The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                      DRESSER, INC.

                      By:  /s/ FRANK P. PITTMAN
                          -----------------------
                          Name:  Frank P. Pittman
                          Title: Vice President


                      FIRST RESERVE FUND VIII, L.P.,
                       a Delaware limited partnership

                        By:  First Reserve GP VIII, L.P.
                             a Delaware limited partnership, its general partner

                            By: First Reserve Corporation,
                                 a Delaware corporation, its general partner

                                   By:  /s/ THOMAS R. DENISON
                                       ------------------------
                                       Name:  Thomas R. Denison
                                       Title: Managing Director


                      FIRST RESERVE FUND IX, L.P.,
                       a Delaware limited partnership

                        By:  First Reserve GP IX, L.P.
                             a Delaware limited partnership, its general partner

                            By: First Reserve GP IX, INC.,
                                 a Delaware corporation, its general partner

                                   By:  /s/ THOMAS R. DENISON
                                       ------------------------
                                       Name:  Thomas R. Denison
                                       Title: Managing Director

                  SIGNATURE PAGE FOR SPONSOR RIGHTS AGREEMENT

                      ODYSSEY INVESTMENT PARTNERS FUND, LP,
                       a Delaware limited partnership

                        By:  ODYSSEY CAPITAL PARTNERS, LP,
                             a Delaware limited partnership, its general partner


                             By:  /s/ PAUL D. BARNETT
                                 -----------------------------------------------
                                 Name: Paul D. Barnett
                                 Title:


                      ODYSSEY COINVESTORS, LLC,
                       a Delaware limited liability company

                        By: ODYSSEY INVESTMENT PARTNERS, LLC,
                            a Delaware limited liability company, its manager


                             By:  /s/ PAUL D. BARNETT
                                 -----------------------------------------------
                                 Name: Paul D. Barnett
                                 Title:

                      DI COINVESTMENT, LLC,
                       a Delaware limited liability company


                        By:  ODYSSEY investment PARTNERS, LLC,
                             a Delaware limited liability company, its manager


                             By:  /s/ PAUL D. BARNETT
                                 -----------------------------------------------
                                 Name: Paul D. Barnett
                                 Title:

                  SIGNATURE PAGE FOR SPONSOR RIGHTS AGREEMENT

                                                                      SCHEDULE A

                             Common Stock Ownership

                                        SHARES AT A PAR VALUE OF $0.001:

                                            CLASS A           CLASS B
                                          -----------         --------

DRESSER INDUSTRIES, INC                       537,408

FIRST RESERVE FUND VIII, L.P.               3,880,000          120,000

FIRST RESERVE FUND IX, L.P.                 3,395,000          105,000

ODYSSEY INVESTMENT PARTNERS FUND, LP      2,415,057.5         74,692.5

ODYSSEY COINVESTORS, LLC                      9,942.5            307.5